NEWS RELEASE - FOR IMMEDIATE USE

Date: Wednesday, November 20, 1996    Contacts: Robert M. Sierk, President & CEO
                                                First Financial Bancorporation
                                                (319) 356-9000
  To:   Media Name
        Contact Name                            Chris Kofoed, President
        Address                                 West Branch State Bank
        City, State, Zip                        (319) 643-5344

West Branch State Bank to Join First National Family
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(Iowa City & West Branch, IA) First Financial Bancorporation of Iowa City, Iowa,
and West Branch State Bank of West Branch, Iowa, have jointly announced the signing of an agreement which provides for the acquisition of the West Branch bank by First Financial Bancorporation.

The purchase, subject to regulatory approval, is scheduled to be completed during the first half of 1997. It will result in West Branch State Bank joining the First National family of banks which are located in Cedar Rapids, Iowa City, Coralville and North Liberty.

Robert M. Sierk, President and CEO of First Financial Bancorporation, said that the transaction makes good sense for both organizations. "West Branch is an exciting, vital town, and we were attracted to the steady growth of the community and the West Branch State Bank. When one considers every aspect of the situation, it is a natural fit. The West Branch bank will benefit from a broader depth of support in back office and behind-the-scenes administrative functions, and the West Branch community will benefit from a wider range of products and services including trust, investments and asset management, as well as from a much greater pool of funds available for loans. From First National's perspective, it will eventually enable us to provide a greater degree of convenience to customer households which we currently serve in West Branch and the surrounding area. Geographic location, facilities, people, and philosophy: all of these important elements complement our existing organization very well."

According to Sierk and to Chris Kofoed, President of West Branch State Bank, addressing the needs of customers, the community, and employees were paramount considerations in structuring the acquisition, and will continue to be extremely important issues in the future.

"From the outset, we wanted to ensure a smooth, uninterrupted continuity in the traditions which have been the hallmark of this organization since 1875," Kofoed said. "Responsiveness to the needs of our customers, a commitment to meaningful involvement in our community, and a concern for the professional growth of our employees, as well as solid management and capital strength, were key factors in this decision. Fortunately, we found all of this and more with our friends at First National."

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NEWS RELEASE                                                              Page 2

"To ensure that these objectives are met in an effective, orderly manner, our organizations have jointly developed a two-phase plan to guide us through the transition period," Kofoed added. "During the first phase, which begins immediately after the sale is completed, we will continue to operate as we have in the past under the name of West Branch State Bank."

"The second phase will involve the eventual consolidation of support operations into those of First National. By handling these support functions in one centralized location, we will be able to free up more of our resources for direct customer service activities, which are the heart of community banking. Eventually, this will result in providing our customers with the ability to access their accounts at any of what will then be at least ten First National locations in West Branch, Iowa City, Cedar Rapids, Coralville and North Liberty. It is something we're certainly looking forward to, and we are excited by the prospect of joining forces to become an integral part of the area's leading independent community banking organization."


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